                                                                    Exhibit 4.10

                               WARRANT TO PURCHASE
                                  COMMON STOCK

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO BIOSOURCE THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER.


                             DATED SEPTEMBER 1, 1998

                          BIOSOURCE TECHNOLOGIES, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA


THIS CERTIFIES THAT, for value received, The Dow Chemical Company ("Holder"), is entitled to purchase, on the terms hereof, One Million Two Hundred Thirty-Two Thousand Sixty One (1,232,061) shares of Common Stock of Biosource Technologies, Inc., a California corporation ("Biosource"), at a purchase price and subject to the terms, adjustments and vesting schedules as set forth herein.

               This Warrant is issued pursuant to that certain Common Stock Warrant Agreement dated of even date herewith between Biosource and the Holder (the "Warrant Agreement").


               1. EXERCISE OF WARRANT

               The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby (the "Warrant Stock") may be purchased, are as follows:

               1.1 TERM AND EXERCISABILITY OF WARRANT.

                      (a) IMMEDIATE EXERCISABILITY. Commencing on the date of this Warrant and ending on February 28, 1999, this Warrant may be exercised in whole or in part for the purchase price of $10.00 per share in accordance with the terms and conditions of this Warrant. After February 28, 1999, the Warrant shall be exercisable in accordance with the vesting schedule as set forth below in subsection (b) at the exercise prices determined under Section 1.2.

                      (b) VESTING SCHEDULE. In the event that Holder does not exercise this Warrant for the entire amount of Warrant Stock covered by this Warrant on or before

February 28, 1999, as provided in Section 1.1(a), the Warrant shall be exercisable for 410,687 shares of the Warrant Stock and the remaining shares of Warrant Stock shall become exercisable on a cumulative basis upon payment of Milestone Payments as provided in Exhibit C of that certain Collaboration and License Agreement dated as of September 1, 1998 by and among Holder, Dow AgroSciences LLC and Biosource (the "Collaboration Agreement") as follows:

Milestone A               410,687 shares
Milestone B               102,672 shares
Milestone C               205,343 shares
Milestone D               102,672 shares

               1.2 Exercise Price. The purchase price for the shares of Warrant Stock to be issued upon exercise of this Warrant (the "Warrant Price") shall be
(a) $10.00 per share for Warrant Stock purchased from the date hereof to and including February 28, 1999, (b) $11.50 per share for Warrant Stock purchased from March 1, 1999 to and including August 31, 1999, (c) $13.23 per share for Warrant Stock purchased from September 1, 1999 to and including August 31, 2000, and (d) $15.21 per share for Warrant Stock purchased from September 1, 2000 to and including August 31, 2003, each such price as adjusted according to the terms of this Warrant. After August 31, 2003 this Warrant shall expire and no longer be exercisable. Upon issuance in accordance with the terms hereof, the Warrant Stock will be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

               1.3 Exercise of Warrant. The exercise of the purchase rights in whole or in part evidenced by this Warrant shall be effected by: (a) (i) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to Biosource at its principal offices and
(ii) the delivery of the purchase price by check or bank draft payable to Biosource's order or by wire transfer in immediately available funds for the number of shares for which the purchase rights hereunder are being exercised; or
(b) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Net Exercise attached hereto, to Biosource at its principal offices (the "Net Exercise Right"). Upon exercise of this Net Exercise Right, the Holder shall be entitled to receive that number of shares of Biosource's Common Stock computed by using the following formula:

                       Y     =    X(A-B)
                                 -------
                                    A


Y = the number of shares of Warrant Stock to be issued to the Holder based on this exercise.

A = the Fair Market Value (as defined below) of one share of Biosource's Common Stock on the date of exercise of this Warrant.

B = The Warrant Price for one share of the Warrant Stock under this Warrant.


                                       2.

X = The number of shares of Warrant Stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation).


               If the above calculation results in a negative number, then no shares of Warrant Stock shall be issued or issuable upon exercise of this Warrant.

               "Fair Market Value" of a share of Warrant Stock shall mean:

        (a) if the Net Exercise Right is being exercised in connection with the initial public offering of Biosource's Common Stock ("IPO"), the initial public offering price per share (before deducting commissions, discounts or expenses) at which the Common Stock is sold to the public in such offering;

        (b) if the Net Exercise Right is being exercised in connection with a merger, reorganization, or sale of all or substantially all of the assets of Biosource in which the shareholders of Biosource immediately before the transaction hold less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction, or any transaction or series of related transactions by which voting securities representing the right to elect a majority of Biosource's Board of Directors are transferred to a single person or to a group of persons acting in concert with respect to electing directors of Biosource ("Acquisition"), the price per share to be received by the holders of Biosource's Common Stock in the Acquisition.

        (c) in all other cases, the fair value as determined in good faith by Biosource's Board of Directors; provided, however, that where there exists a public trading market for Biosource's Common Stock, the last reported sale price as of the date of exercise.

               Upon the net exercise of this Warrant, the Holder shall be entitled to receive a certificate for the number of shares of Warrant Stock determined in accordance with the foregoing.

               1.4 Issuance of Shares. In the event the purchase rights evidenced by this Warrant are exercised in whole or in part, a certificate or certificates for the Warrant Stock shall be issued to the Holder as soon as practicable but in no event later than ten (10) business days after the date of exercise. In the event the purchase rights evidenced by this Warrant are exercised in part, Biosource will also issue to the Holder a new warrant substantially identical hereto representing the unexercised purchase rights as soon as practicable but in no event later than ten (10) business days after the date of exercise. The Common Stock issuable upon exercise of this Warrant will be deemed to have been issued to the Holder upon the date of exercise and the Holder will be deemed for all purposes to have become the record holder of such Common Stock as of the date of exercise.


                                       3.

               1.5 Term. The right to exercise this Warrant shall terminate in its entirety and may no longer be exercised after the earliest to occur of (i) two years after the termination of the Research Collaboration (as defined in the Collaboration Agreement), (ii) August 31, 2003, or (iii) the consummation of a merger or other business combination if, as a result of such merger or business combination, the shareholders of Biosource immediately prior to the consummation of such transaction hold less than fifty percent (50%) of the outstanding securities of the surviving corporation. Biosource shall provide the Holder written notice at least twenty (20) business days prior to the termination of the Warrant. In the event of a termination as a result of Section 1.5(iii), any Warrants which would have vested pursuant to Section 1.1(b) solely through the efforts of Biosource but for the occurrence of the events described in Section 1.5(iii) (each a "Section 1.5(iii) Transaction"), shall be deemed fully vested and exercisable as of the date of the closing of the 1.5(iii) Transaction. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is made in connection with a Section 1.5(iii) Transaction or an IPO of Biosource, the exercise of any portion of this Warrant may, at the election of the Holder, be conditioned upon and effected simultaneously with, the closing of such Section 1.5(iii) Transaction or IPO, as the case may be.


               2. FRACTIONAL SHARES

               No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of such fractional share, Biosource shall make a cash payment as soon as practicable but in no event later than ten (10) business days after the date of exercise equal to the then Fair Market Value of such fractional share as determined by Biosource's Board of Directors.


               3. RESERVATION OF COMMON STOCK

               Biosource shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the entire Warrant, in addition to such other remedies as shall be available to the Holder of this Warrant, Biosource will use its reasonable best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. Biosource shall take all such actions as may be necessary to assure that all such shares of Common Stock may be issued without violation of any applicable law or governmental regulation or, if applicable at the date of exercise, any requirements of any domestic securities exchange upon which shares of Common Stock may be listed. Biosource will not close its books against the transfer of this Warrant or for any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. Biosource will from time to time take all such action as may be necessary to assure that the par value per share, if any, of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Warrant Price then in effect. The issuance of this Warrant and Biosource's receipt of the


                                       4.

Warrant Price shall constitute full authority to officers of Biosource who are charged with a duty of executing stock certificates to execute and issue the appropriate certificates for the shares of Warrant Stock issuable upon the exercise of this Warrant.


               4. PRIVILEGE OF STOCK OWNERSHIP

               Prior to the initial exercise of this Warrant, the Holder shall not be entitled, by virtue of holding this Warrant, to any rights of a shareholder of Biosource, including (without limitation) the right to vote, receive dividends or other distributions, exercise preemptive rights or be notified of shareholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of Biosource, each of the foregoing except as required by law and as provided in the Warrant Agreement.


               5. LIMITATION OF LIABILITY

               No provision hereof, in the absence of affirmative action by the Holder hereof to purchase the Warrant Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Warrant Price or as a shareholder of Biosource, whether such liability is asserted by Biosource or by creditors of Biosource.


               6. WARRANT TRANSFERABLE

               Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable to any Affiliate of Holder (as such term is defined in the Warrant Agreement) and to no others, in whole or in part without charge to the Holder, upon surrender of this Warrant with a properly executed Assignment (in the form attached hereto) at the principal offices of Biosource.


               7. CERTAIN ADJUSTMENTS

               7.1 COMMON STOCK DIVIDENDS; SPLIT; SUBDIVISION OR COMBINATION OF SHARES.

                      (a) If at any time while this Warrant remains outstanding and unexpired, Biosource should effect a split or subdivision of the outstanding shares of its Common Stock or pay a dividend with respect to Common Stock payable in shares of Common Stock, or make any other distribution with respect to Common Stock, or decrease the number of its shares of Common Stock outstanding by a combination of its outstanding shares of Common Stock, then the number of shares of Warrant Stock purchasable upon the exercise of this Warrant outstanding immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the number of shares of Warrant Stock which it would have owned or been entitled to receive immediately following any of the events described above had the Warrant been exercised in full immediately prior to any such event.


                                       5.

                      (b) If at any time while this Warrant remains outstanding and unexpired, Biosource should effect a split or subdivision of the outstanding shares of Common Stock or pay a dividend with respect to Common Stock payable in shares of Common Stock, or make any other distribution with respect to Common Stock, or decrease the number of its shares of Common Stock outstanding by a combination of its outstanding shares of Common Stock, then the Warrant Price shall be adjusted to be the amount resulting from dividing the total amount payable upon exercise of the Warrant in full immediately prior to such adjustment by the number of shares of Warrant Stock covered by this Warrant immediately after such adjustment.

               7.2 MERGERS, CONSOLIDATIONS OR SALE OF ASSETS. If at any time there shall be a capital reorganization of the Common Stock (other than a combination, reclassification, exchange or subdivision of Warrant Stock otherwise provided for herein), or a merger or consolidation of Biosource with or into another corporation in which Biosource is not the surviving corporation, or the sale of Biosource's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the purchase price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a Holder of the Warrant Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such reorganization, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by Biosource's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the reorganization, merger, consolidation or sale to the end that the provisions of this Warrant (including adjustment of the purchase price then in effect and the number of shares of Warrant Stock) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

               7.3 RECLASSIFICATION. If Biosource at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the Common Stock covered hereby into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as a result of such change with respect to such Common Stock immediately prior to such subdivision, combination, reclassification or other change.

               7.4 SALE OF SHARES BELOW WARRANT PRICE. If at any time after the date of issuance hereof, Biosource shall issue or sell any shares of its Common Stock (other than shares of Common Stock (i) issued on conversion of convertible securities of Biosource outstanding on the date hereof or on exercise of stock options or warrants of Biosource outstanding on the date hereof, or (ii) issued to employees, officers, directors and consultants of Biosource pursuant to plans or arrangements approved by the Board of Directors of Biosource) for a consideration per share less than the then existing Warrant Price, then and in each such case, the Warrant Price then in effect shall be adjusted to a price (calculated to the nearest cent) determined by multiplying such Warrant Price by a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of


                                       6.

shares of Common Stock which the aggregate consideration received by Biosource for the total number of shares of Common Stock so issued would purchase if the purchase price per share were equal to such Warrant Price, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such shares of Common Stock so issued or sold. For purposes of this paragraph 7.4, the shares of Common Stock issuable upon exercise of this Warrant and any other outstanding warrants or options of Biosource or upon conversion of any outstanding convertible securities of Biosource shall be deemed to be outstanding immediately prior to any such issuance described above.

                      (a) For the purpose of making any adjustment in the Warrant Price as provided above, the consideration received by Biosource for any issuance or sale of Common Stock shall,

                             (i) to the extent it consists of cash, be computed
               at the net amount of cash received by Biosource after deduction of any expenses payable by Biosource and any underwriting or similar commissions, compensation, or concessions paid or allowed by Biosource in connection with such issue or sale;

                             (ii) to the extent it consists of property other
               than cash, be computed at the fair value of that property as determined in good faith by Biosource's Board of Directors provided, that if the Holder disagrees with the value as determined by Biosource's Board of Directors, an appraiser shall be jointly selected by Biosource and the Holder and the appraiser shall make a final and binding determination and the fees and expenses of such appraisal will be shared between Holder and Biosource;

                             (iii) if Common Stock rights or options are issued
               or sold together with other stock or securities or other assets of Biosource for a consideration which covers all securities, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Common Stock or other securities; and

                             (iv) The number of shares of Common Stock
               outstanding at any given time does not include treasury stock and the disposition of treasury stock will be considered an issuance or sale of Common Stock.

                      (b) If Biosource shall (i) grant any rights or options (other than rights or options issued to employees, officers, directors or consultants of Biosource pursuant to plans or arrangements approved by the Board of Directors of Biosource) to subscribe for, purchase, or otherwise acquire shares of Common Stock, or (ii) issue or sell any security convertible into shares of Common Stock, then, in each case, the price per share of Common Stock issuable on the exercise of the rights or options or the conversion of securities shall be determined by dividing the total amount, if any, received or receivable by Biosource as consideration for the granting of the rights or options or the issue or sale of the convertible securities, plus the minimum aggregate amount of additional consideration payable to Biosource on exercise or


                                       7.

conversion of the securities, by the maximum number of shares of Common Stock issuable on the exercise or conversion.

                      (c) If the price per share so determined is less than the then existing Warrant Price, the granting or issue or sale shall be considered to be an issue or sale for cash of the maximum number of shares of Common Stock issuable on exercise or conversion at the price per share determined under this subsection, and the Warrant Price shall be adjusted as above provided to reflect (on the basis of that determination) the issue or sale. No further adjustment of the Warrant Price shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such convertible securities.

                      (d) If such rights or options or convertible securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the amount of additional consideration payable to Biosource or decrease or increase in the number of shares of Common Stock issuable on such exercise or exchange (by change of rate or otherwise), the Warrant Price shall, when each such increase or decrease becomes effective, be readjusted to reflect the increase or decrease insofar as it affects rights of exercise or conversion which have not expired before that time.

                      (e) If on the expiration of such rights or options or the rights of conversion of such convertible securities any of them shall not have been exercised, the Warrant Price shall be readjusted and shall thereafter be the same as it would have been had it originally been adjusted (or had the original adjustment not been required, as the case may be), on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such convertible securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by Biosource on such exercise plus the consideration, if any, actually received by Biosource for granting all such rights or options or for issuing or selling all such convertible securities.

               7.5 NO CHANGE NECESSARY. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise. A Warrant issued after any adjustment on any partial exercise or upon replacement may continue to express the same Warrant Price and the same number of shares of Warrant Stock (appropriately reduced in the case of partial exercise) as are stated on this Warrant as initially issued, and that Warrant Price and that number of shares shall be considered to have been so changed as of the close of business on the date of adjustment.

               7.6 CERTIFICATE AS TO ADJUSTMENTS. In the case of each adjustment or readjustment of the Warrant Price pursuant to this Section 7, Biosource will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to the Holder of this Warrant. Biosource will, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a certificate setting forth:

                      (a) Such adjustments and readjustments;


                                       8.

                      (b) The Warrant Price at the time in effect; and

                      (c) The number of shares of Warrant Stock and the amount, if any, of other property at the time receivable upon the exercise of the Warrant.


               8. PAYMENT OF EXPENSES AND TAXES

               Biosource shall pay all expenses in connection with, and all taxes and other governmental charges (other than any thereof on, based on or measured by, the net income of the Holder thereof) that may be imposed in respect of, the issue or delivery of the Warrant Stock. Biosource shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of the Warrant Stock in any name other than that of the Holder, and in such case, Biosource shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to Biosource's satisfaction that no such tax or other charge is due. Biosource shall cooperate with and give reasonable assistance to any Holder required to make any governmental filing or obtain any governmental approvals prior to or in connection with any exercise this Warrant (including, without limitation, making any filings required to be made by Biosource).


               9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

               Upon receipt by Biosource of evidence reasonably satisfactory to Biosource (an affidavit of the Holder shall be satisfactory) of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to Biosource (the agreement of Holder shall be satisfactory) , and upon reimbursement to Biosource of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, Biosource will make and deliver a new warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

               10. SATURDAYS, SUNDAYS, HOLIDAYS

               If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised, except as to the purchase price, on the next succeeding day not a legal holiday.


               11. RESTRICTED SECURITIES

               11.1 INVESTMENT REPRESENTATIONS. The Holder represents that:

               11.2 PURCHASE FOR OWN ACCOUNT. This Warrant and the Warrant Stock (collectively, the "Securities") are being acquired for its own account, not as a nominee or agent and not with a view to resale or distribution of any part thereof, and it has no present intention of


                                       9.

selling, granting any participation in, or otherwise distributing the same. The Holder further represents that it does not have any contract, undertaking agreement, or arrangement with any person to sell, transfer or grant participation to any third person with respect to the Securities.

               11.3 RESTRICTED SECURITIES. The Holder understands that the Securities may be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Biosource in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the Holder represents that it is familiar with SEC Rule 144, as presently in effect and understands the resale limitations imposed thereby and by the Act.

               11.4 RESTRICTIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Holder agrees not to make any disposition of all or any portion of the Securities (other than to an Affiliate of Holder) unless and until:

                      (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                      (b) (i) The Holder shall have notified Biosource of the proposed disposition and shall have furnished Biosource with a detailed statement of the circumstances surrounding the proposed disposition, and
        (ii) if reasonably requested, the Holder shall have furnished Biosource with an opinion of counsel, reasonably satisfactory to Biosource (which shall include an opinion from an attorney in the law department of the Holder), that such disposition will not require registration of the Securities under the Act.

               11.5 LEGENDS. The Holder understands the instruments evidencing the Securities may bear one or all of the following legends:

                      (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such act or an opinion of counsel satisfactory to Biosource that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                      (b) "The shares evidenced by this certificate are subject to the terms and conditions of a certain Information and Registration Rights Agreement and a Common Stock Warrant Agreement, both of which include a market stand-off agreement. Copies of the agreement may be obtained upon a written request to Biosource's secretary."

                      (c) Any legend required by applicable state law.


                                      10.

               12. RESOLUTION OF DISPUTES

               Disputes arising from this Warrant shall be resolved according to the provisions governing resolution of disputes set forth in the Warrant Agreement.


               13. NOTIFICATION OF RECORD DATE FOR PAYMENT OF DIVIDENDS OR VOTING RIGHTS

               Biosource will give written notice to the Holder at least twenty
(20) business days prior to: (i) the record date for any dividend or distribution upon Biosource's Common Stock; or (ii) the record date for determining rights to vote with respect to any change in organization, dissolution or liquidation.


               14. NOTICES

               Except as otherwise expressly provided herein, all notices referred to in this Warrant will be in writing and will be sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so sent or deposited in the U.S. Mail (i) to Biosource, at its principal executive offices and (ii) to the Holder of this Warrant, at such Holder's address as it appears in the records of Biosource (unless otherwise indicated by any such Holder).

               15. REGULATORY APPROVAL

               Notwithstanding any other provisions of this Warrant, in no event shall the exercise of the Warrant for the purchase of Warrant Stock be effective until the date all applicable regulatory approvals have been received by the Holder including, without limitation, the expiration of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               IN WITNESS WHEREOF, Biosource has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the date of issuance hereof.

                                        BIOSOURCE TECHNOLOGIES, INC.



                                        By
                                          --------------------------------------
                                          Robert L. Erwin
                                          Chairman of the Board



                                      11.

                               NOTICE OF EXERCISE

To:     Biosource Technologies, Inc.
        3533 Vaca Valley Parkway
        Vacaville, CA 95688

        Attn: John Rakitan, Vice President and General Counsel


               1. The undersigned hereby elects to purchase shares of Common Stock of Biosource Technologies, Inc. ("Biosource") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

               2. Please issue a certificate or certificates representing said shares in the name of the undersigned and a replacement warrant in substantially identical form in the event of a partial exercise.

               3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

               4. If exercise of the attached Warrant is in connection with a merger or initial public offering of Biosource, exercise shall occur upon the condition of, and simultaneously with, the consummation of such merger or initial public offering, as the case may be.



(Date)                                     THE DOW CHEMICAL COMPANY



                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                      12.

                             NOTICE OF NET EXERCISE

To:     Biosource Technologies,Inc.
        3533 Vaca Valley Parkway
        Vacaville, CA  95688

        Attn: John Rakitan, Vice President and General Counsel


               1. The undersigned hereby elects to exercise that portion of the attached Warrant representing the right to purchase _____ shares of Common Stock of Biosource Technologies, Inc. ("Biosource") and thereby acquire such number of shares of Common Stock as is determined pursuant to Section 1.3 of such Warrant, which exercise shall be effected pursuant to the terms of the attached Warrant.

               2. Please issue a certificate or certificates representing said shares in the name of the undersigned.

               3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

               4. If exercise of the attached Warrant is in connection with a merger or initial public offering of Biosource, exercise shall occur upon the condition of, and simultaneously with, the consummation of such merger or initial public offering, as the case may be.



(Date)                                     THE DOW CHEMICAL COMPANY



                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                      13.

                                   ASSIGNMENT

               FOR VALUE RECEIVED, ___________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-______ ) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Names of Assignee           Address                  No. of Shares


                                         Signature
                                                  ------------------------------

                                                  ------------------------------
                                         Witness
                                                  ------------------------------




                                      14.